Exhibit 4.2

NEUROBIOLOGICAL TECHNOLOGIES, INC.

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 12, 2007

Senior Secured Notes

(i)

(ii)

EXHIBITS:

Exhibit A	Form of Security

Exhibit B	Form of Trustee Certificate of Authentication

(iii)

FIRST SUPPLEMENTAL INDENTURE, dated as of September 12, 2007, (“First Supplemental Indenture”) between Neurobiological Technologies, Inc., a corporation duly organized and existing under the laws of the State of Delaware, as Issuer (the “Company”), having its principal office at 2000 Powell Street, Suite 800, Emeryville, California 94608, and U.S. Bank National Association, a national banking association, as Trustee (in such capacity, the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered that certain Indenture, dated as of September 12, 2007 (the “Initial Indenture”), to provide for the issuance from time to time of securities as provided in the Initial Indenture.

The Company and Trustee are entering into this First Supplemental Indenture (this “First Supplemental Indenture” and the Initial Indenture as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance of the Company’s Senior Secured Notes (each a “Security” and collectively, the “Securities”). The Securities are the first series of securities to be authorized under the Initial Indenture.

Section 9.1 of the Initial Indenture permits the Company and the Trustee to enter into an indenture or indentures supplemental to the Initial Indenture for the purpose of establishing the form and terms of any series of Securities and to add to, change, amend, restate, replace or eliminate any of the provisions of the Initial Indenture or add new provisions to the Initial Indenture in respect of one or more series of Securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) will become effective only when there is no such Security Outstanding.

There are currently no Securities outstanding under the Initial Indenture or this First Supplemental Indenture. The Company desires to issue a series of senior secured securities under the Initial Indenture, and has duly authorized the execution and delivery of this First Supplemental Indenture and requests that the Trustee execute this First Supplemental Indenture pursuant to Section 9.1 to provide for the terms of such series of securities and to modify the Initial Indenture to provide certain additional provisions in respect thereof as hereinafter described.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

Definitions and Other Provisions of General Application

Section 1.01 Definitions. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Initial Indenture;

(b) to the extent a capitalized term is defined both in this First Supplemental Indenture and the Initial Indenture the definition in this First Supplemental Indenture shall apply herein;

(c) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(d) all other terms used herein and not otherwise defined that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(f) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Applicable Law” means as to any Person: (i) all statutes, rules, regulations, orders, or other requirements having the force of law and (ii) all court orders and injunctions, and/or similar rulings, in each instance ((i) and (ii)) of or by any Governmental Authority which has jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible.

“Account” has the meaning specified in Section 5.04(b).

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.04(a).

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, consultant, officer or director for services provided to the Company.

“Bank” has the meaning specified in Section 5.04(b).

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, or executive order or governmental decree to be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, in respect of partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Change of Control” means, in any transaction or any series of related transactions after the date hereof, the acquisition by any Person or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act or comparable successor rule) of securities of the Company representing at least 50% of the combined voting power entitled to vote in the election of directors; provided, however, for the purpose of clarification the sale of the Company’s Common Stock pursuant to the pending registration statement of the Company on Form S-1 (Commission File No. 333-145403) filed on August 13, 2007 (as the same may be amended) is not intended to be, and will not be deemed a Change of Control.

“Common Stock” means the shares of common stock, par value $0.001 per share, of the Company as it exists on the date of this First Supplemental Indenture or any other shares of Capital Stock of the Company into which the common stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

“Contingent Obligation,” as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values, commodity prices or interest rates; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (v)

pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 60 Livingston Avenue EP-MN-WS3C, St. Paul, MN 55107-2292; Attention: Richard Prokosch, Attention: Corporate Trust Administration, or such other address as the Trustee may designate form time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Current Offering” means the planned Common Stock offering by the Company to be underwritten by Merriman Curhan Ford & Co. and registered on Form S-1 (File No. 333-145403), which is expected to close no later than January 15, 2008.

“Default” means an Event of Default or any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Event of Default” has the meaning specified in Section 5.01.

“Final Payment Date” has the meaning specified in Section 5.04(a).

“Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year that ends on June 30, or such other fiscal quarter adopted by the Company for financial reporting purposes in accordance with GAAP.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Holder” or “Securityholder” means a Person in whose name a Security is registered in the Security Register.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables, expense accruals and deferred compensation arrangements entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness provided that, any obligations for which recourse is limited to an identified asset or assets of such Person shall be equal to the lesser of (x) the amount of such Indebtedness or (y) the fair market value of such asset or assets, (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above to the extent secured by (or to the extent that the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Indenture” has the meaning ascribed to such term in the Recitals and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Purchasers” means the Purchasers identified in the Securities Purchase Agreement.

“Interest” means, when used with reference to the Securities, any interest payable under the terms of the Securities.

“Interest Payment Date” has the meaning specified in Section 3.02(a).

“Interest Rate” means the rate of fifteen percent (15%) per annum, as adjusted herein.

“Investment” means, with respect to any Person, all investments in any other Person, whether by way of extension of credit, loan, advance, purchase of stock or other ownership interest (other than ownership interests in such Person), bonds, notes, debentures or other securities, or otherwise, and whether existing on the date of this Agreement or thereafter made, but such term shall not include the cash surrender value of life insurance policies on the lives of officers or employees, excluding amounts due from customers for services or products delivered or sold in the ordinary course of business.

“Issuance Date” means the date the Securities are originally issued as set forth on the face of the Security under this First Supplemental Indenture.

“Maturity,” when used in respect of any Security, means the date on which the Principal Amount and accrued and unpaid Interest of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or as a result of an Event of Default or a Change of Control, as applicable, or by declaration of acceleration, notice of redemption or otherwise.

“Merz Agreement” means the License and Cooperation Agreement among Neurobiological Technologies, Inc., Merz & Co. GmbH and Children’s Medical Center Corporation, dated as of April 16, 1998, as amended.

“Merz Royalties” has the meaning specified in Section 5.04(a).

“NTI—Empire” means NTI – Empire, Inc., a Delaware corporation and a Subsidiary of the Company.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 9.03 shall be the principal executive, financial or accounting officer of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may be outside counsel for the Company or an employee of the Company acting as inside counsel, and who shall be reasonably acceptable to the Trustee.

“Outstanding” when used in respect of Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this First Supplemental Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and (iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this First Supplemental Indenture; provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act in respect of such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the Principal Amount of and Interest on the Securities to the Holders on behalf of the Company. The Company hereby appoints the Trustee to be the Paying Agent and the Company shall provide written notice to each of the Holders of any change in the Paying Agent hereafter.

“Permitted Indebtedness” means (i) other Indebtedness approved in writing by the Required Holders; (ii) Permitted Subordinated Indebtedness; (iii) the Securities pursuant to this First Supplemental Indenture; (iv) Indebtedness to finance the purchase price of personal property, provided that such Indebtedness does not exceed the lesser of the cost or fair market value of such property financed with such Indebtedness and does not exceed $1,250,000 in the aggregate outstanding at any time and any lien securing the same is limited to a lien on such personal property; (v) Indebtedness in respect of taxes and other governmental charges incurred in the ordinary course of business and which are not due or are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided for in accordance with GAAP; (vi) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business; (vii) Indebtedness in respect of hedging arrangements entered in the ordinary course of business designed to manage interest rates or interest rate risk or to protect against fluctuations in currency exchange rates, and not for purposes of speculations; (viii) letters of credit, and reimbursement obligations in respect thereof, in support of trade debt or statutory obligations and lease or similar obligations incurred in the ordinary course of business and the Letter of Credit and reimbursement obligations in respect thereof to the extent any lien securing the same is expressly subordinate to the lien securing the Securities, as reflected in a written agreement reasonably acceptable to the Required Holders; (ix) Indebtedness incurred in the ordinary course of business of the Company and its Subsidiaries, in respect of performance bonds, bid bonds, appeal bonds, completion bonds, surety bonds, completion guarantees and similar obligations to the extent any Lien securing the same is expressly subordinate to the Lien securing the Securities, as reflected in a written agreement reasonably acceptable to the Required Holders; (ix) Indebtedness of a Person that becomes a Subsidiary, which Indebtedness existed at the time such Person became a Subsidiary and was not incurred in contemplation of such Person becoming a Subsidiary.

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole including for the sake of clarification, without limitation, licenses or sublicenses to the Company’s intellectual property or product candidates granted on reasonable commercial terms, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 5.01(d), Section 5.01(e) or Section 5.01(g), and (viii) Liens securing reimbursement obligations in respect of Permitted Indebtedness described in subparagraphs (x) and (xi) of the Permitted Indebtedness definition.

“Permitted Subordinated Indebtedness” means unsecured Indebtedness incurred by the Company that is made expressly subordinate in right of payment and security to the Indebtedness evidenced by the Securities, as reflected in a written agreement reasonably acceptable to the Required Holders (as evidenced by the written consent of such Required Holders (such consent not to be unreasonably withheld, conditioned or delayed), and which Indebtedness does not provide at any time for (i) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after payment in full of the Securities or later and (ii) total interest and fees at a rate in excess of the interest rate hereunder.

“Person” or “person” shall be broadly construed and includes any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Securities” means permanent certificated Securities in registered form issued in denomination of $1,000 Principal Amount and integral multiples thereof.

“Principal Amount” of a Security means the principal amount as set forth on the face of the Security.

“Record Date” for the interest payable on any Interest Date means a date no more than fifteen (15) Trading Days prior to such Interest Date.

“Regular Record Date” for the interest payable on any Interest Payment Date means the 1st day (whether or not a Business Day) of the month of such Interest Payment Date.

“Required Holders” means the Holders representing a majority of the aggregate Principal Amount of the Securities then Outstanding, but shall in no event include the Company or any Affiliate thereof.

“Register” has the meaning specified in Section 3.08.

“Responsible Officer” shall mean when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this First Supplemental Indenture.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Rule 144A Information” has the meaning specified in the Section 9.06(b).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of September 12, 2007, entered into by and among the Company and the Initial Purchasers identified therein in connection with the sale of the Securities.

“Security and Pledge Agreement” means the Security Agreement, dated as of September 12, 2007, entered into by and among the Company and the Initial Purchasers providing for a security interest in the Company’s assets, as detailed therein.

“Stated Maturity” has the meaning specified in Section 9.01(a).

“Subscription Date” means September 12, 2007.

“Trading Day” means (a) if the applicable security is listed or admitted for trading on an Eligible Market, a day on such Eligible Market is open for business or (b) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Transaction Documents” means the Securities Purchase Agreement, the Securities, the Initial Indenture, this First Supplemental Indenture, the Security and Pledge Agreement, and any other certificate, instrument or document executed and delivered pursuant hereby or thereby.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this First Supplemental Indenture was executed, except as provided in Section 8.05.

“United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

Section 1.02 Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this First Supplemental Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this First Supplemental Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this First Supplemental Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this First Supplemental Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03 Form of Documents Delivered to Trustee.

(a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this First Supplemental Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this First Supplemental Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, if it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this First Supplemental Indenture and conclusive in favor of the Trustee, the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c) The principal amount (subject to any adjustment as provided herein) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company, may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this First Supplemental Indenture not later than eleven months after the record date.

(e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05 Notices, etc., to Trustee, Company.

(a) Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided by or to the Company or the Trustee shall be given in writing and delivered in person or by first class mail (registered or certified, return receipt requested) telecopier (promptly confirmed in writing) or overnight air courier guaranteeing next day deliver, to the other party’s address:

If to the Company:

Neurobiological Technologies, Inc.

2000 Powell Street, Suite 800

Emeryville, California 94608

Attention: Chief Financial Officer

Telecopier No.: (510) 595-6006

With a copy to :

Goodwin Procter LLP

4365 Executive Drive

San Diego, CA 92121

Attention: Stephen C. Ferruolo or Ryan A. Murr

Telecopier No.: (858) 457-1255

If to the Trustee:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attn: Corporate Trust Department

Telecopier No.: (651) 495-8097

(b) The Company or the Trustee, by notice, may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery by courier, if sent by overnight air courier guaranteeing next day delivery.

(c) Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day deliver to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

Section 1.06 Notice to Holders; Waiver.

(a) Where this First Supplemental Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this First Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this First Supplemental Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 1.07 Legal Holidays. In any case where Maturity with respect to any Security shall not be a Business Day, then (notwithstanding any other provision of this First Supplemental Indenture or of the Securities) payment of principal or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on Maturity; provided that no interest shall accrue for the period from and after Maturity to the next succeeding Business Day.

Section 1.08 Initial Indenture. Articles II, IV, VI, VII, IX, XI and Article XIII (other than Sections 13.2, 13.3 and 13.6) of the Initial Indenture shall not be applicable to the Securities and such provisions are superceded by the terms of this First Supplemental Indenture. In the event of any conflict between the terms of the Initial Indenture and the terms of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall prevail with respect to the Securities.

ARTICLE II

Security Forms

Section 2.01 Forms Generally. The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

Section 2.02 Form of Security. Each Security shall be prepared by the Company substantially in the form of Exhibit A attached hereto.

Section 2.03 Form of Trustee’s Certificate of Authentication. No Security shall be entitled to any benefit under this First Supplemental Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form of Exhibit B attached hereto.

Section 2.04 No Legend on Securities. No Security shall be “restricted” by any legends.

Section 2.05 Replacement Securities. In the event any Security is mutilated, destroyed, lost or stolen, a replacement Security shall be issued in exchange for any such Security in accordance with Section 2.07 of the Initial Indenture. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

ARTICLE III

The Securities

Section 3.01 Title and Terms.

(a) The Securities shall be known and designated as the “15% Senior Secured Notes Due 2008” of the Company. The Principal Amount shall be payable at the Stated Maturity, or on another date as provided for under this First Supplemental Indenture or the Transaction Documents. The aggregate Principal Amount of Securities that may be authenticated and delivered under this First Supplemental Indenture is limited to $6,000,000, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, Section 3.05, Section 3.06 or Section 3.08 of this First Supplemental Indenture or Section 9.1 of the Initial Indenture. Other than as set forth in the preceding sentence, the Company shall not issue any Securities under this First Supplemental Indenture.

(b) The Principal Amount and accrued Interest on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

(c) Prepayments. The Company may prepay the principal and interest of the Securities, in whole or in part at any time, without penalty or premium, provided that all interest due on the Securities has been paid through the preceding Interest Payment Date. Payment of any amount paid as a prepayment will be made in accordance with the procedures for payment under Section 3.02(c). Any prepayment must also include payment of all interest accrued through the date the payment is made to the Trustee under Section 3.02(c) on the principal being prepaid. If the Securities are being prepaid in full, the Company may satisfy and discharge the Indenture as provided in Section 4.01.

(d) The Securities shall not have the benefit of a sinking fund.

Section 3.02 Interest Rate.

(a) Interest on the Outstanding Securities shall be payable on the 15th day of each month (each an “Interest Payment Date”) until Maturity, commencing on October 15, 2007. Interest on the Outstanding Securities shall accrue at the Interest Rate. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, if unpaid, interest will compound monthly. Interest on the Outstanding Securities shall accrue from the Issuance Date, until the applicable Principal Amount is paid or duly made available for payment.

(b) From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to nineteen percent (19.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure.

(c) Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. The interest on any Security shall be made by check mailed to the address of the Holder in the Register; provided, however, that, in respect of any Holder of Securities with an aggregate Principal Amount in excess of $250,000, at the request of such Holder in writing to the Company, interest on such Holder’s Securities shall be paid by wire transfer in immediately available funds in accordance with the written wire transfer instruction supplied by such Holder from time to time to the Trustee by the Regular Record Date at least ten days prior to the applicable Interest Payment Date.

Section 3.03 Issuance of Securities; Denominations. The Securities shall be issuable only in registered form without coupons. The Securities issued upon any exchange, transfer, replacement or redemption of Securities shall be issuable in denominations of $1,000 and any integral multiple of $1,000 above that amount; provided that any Security in a denomination that is not an integral multiple of $1,000 or is in a denomination less than $1,000 may be exchanged, transferred, replaced, redeemed or converted in whole.

Section 3.04 Execution, Authentication, Delivery. At any time and from time to time after the execution and delivery of this First Supplemental Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this First Supplemental Indenture provided and not otherwise.

Section 3.05 Temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.

Section 3.06 [Reserved]

Section 3.07 Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the Principal Amount of and Interest, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.08 Cancellation and Transfer Provisions.

(a) The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase or repurchase or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

(b) The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

(c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this First Supplemental Indenture or under applicable law in respect of any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by the terms of this First Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d) Notwithstanding anything herein to the contrary, the Security Registrar shall, on behalf of and acting solely for this purpose as the non-fiduciary agent of the Issuer, maintain a register on which it records the names and addresses of the Holders and the principal amount held by such Holders (the “Register”). The Register shall be available for inspection by the Issuer at any reasonable time and from time to time upon reasonable prior notice. Each Physical Security may be transferred in whole or in part only by registration of such transfer on the Register.

ARTICLE IV

Satisfaction And Discharge

Section 4.01 Satisfaction and Discharge of Indenture. This First Supplemental Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this First Supplemental Indenture, when

(a) either

(i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.08 and (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 9.02) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this First Supplemental Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this First Supplemental Indenture, the obligations of the Company to the obligations of the Company to the Trustee under Section 6.06 herein and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 9.02 shall survive such satisfaction and discharge.

Section 4.02 Application of Trust Money. Subject to the provisions of the last paragraph of Section 9.02, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this First Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Principal Amount and Interest for whose payment such money has been deposited with the Trustee.

ARTICLE V

Remedies

Section 5.01 Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) Default in the payment of any principal or interest on any Security when it becomes due and payable, and continuance of such default for a period of 5 Business Days;

(b) Default in the performance, or breach, of any covenant or agreement of the Company contained in the Initial Indenture or this First Supplemental Indenture, and continuance of such default or breach for a period of 15 consecutive Business Days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Required Holders;

(c) an uncured non-monetary event of default has occurred under any Indebtedness of the Company in excess of an aggregate of $250,000 not subject to forebearance for which the Company has received notice, which is capable of being cured without payment of any funds by the Company, and which the Company has not cured within the time permitted under the applicable agreement(s), which event of default is not subject to waiver or other defense and which event of default is not subject to forbearance;

(d) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company under the Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; and

(e) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Subsidiary or of any substantial part of their property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

(f) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any Significant Subsidiary and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above; or

(g) the Company breaches any Transaction Document covenant material to the performance of any Transaction Document or any material representation or warranty of any Transaction Document, except, in the case of a breach of such a covenant that is capable of cure, only if such breach continues for a period of at least ten (10) consecutive Business Days.

Section 5.02 Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default (other than as specified in Section 5.01(d) or Section 5.01(e)) occurs and is continuing, the Trustee or the Required Holders may declare the principal of and accrued interest on all of the Outstanding Securities immediately due and payable and, upon any such declaration, such principal and such interest will become due and payable immediately.

(b) If an Event of Default specified in Section 5.01(d) or Section 5.01(e) above occurs and is continuing, then the principal of and accrued interest on all of the Outstanding Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

(c) At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Required Holders may rescind such declaration and its consequences by written notice to the Company and the Trustee.

(d) Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 5.01(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

Section 5.03 Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if default is made in the payment of the principal of or interest on any Security at the Maturity thereof,

(a) the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and interest on any overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

(b) If the Company, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

(c) If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this First Supplemental Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.04 Merz Royalty Lockbox.

(a) If any portion of the Principal Amount or any interest accrued thereon remains outstanding as of 5:00 P.M. Pacific Standard Time on January 15, 2008 (the “Final Payment Date”), the Trustee shall obtain custody over royalty payments (“Merz Royalties”) made to the Company under the Merz Agreement, which shall be distributed by the Trustee to the appropriate parties required to satisfy the Company’s payment obligations hereunder in the following order:

FIRST, to the Trustee to pay any costs or fees due to Trustee under this First Supplemental Indenture;

SECOND, to repay accrued but unpaid interest on the Securities; and

THIRD, to repay the Outstanding Principal Amount.

(b) If the Trustee is entitled to take custody of the Merz Royalties pursuant to Section 5.04(a), then, the Company promptly will establish a new bank account (the “Account”) at a nationally recognized banking institution (the “Bank”) and all Merz Royalties will be deposited in the Account and the Company, the Trustee and the Bank will enter into an Account Control Agreement in customary form acceptable to the Bank to give the Trustee custody over the Account.

(c) After such time that the Company satisfies its payment obligations under this First Supplemental Indenture, the Trustee shall no longer have custody of future Merz Royalties, the Account Control Agreement shall expire and terminate, and any future Merz Royalties will be paid to an account of the Company’s choice.

(d) The Company hereby expressly authorizes the Trustee and, to the extent the Trustee has failed to do so, the Required Holders, to notify Merz upon and after the Final Payment Date and to take such action as may be necessary to obtain control of all Merz Royalties pursuant to this Section 5.04, such notification to be made by the Trustee pursuant to the terms of the Merz Agreement as provided to the Trustee at any time upon request.

Section 5.05 Trustee May File Proofs of Claim; Cash Collection. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other securities or property payable or deliverable upon the exchange of such securities or upon any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.

Section 5.06 Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this First Supplemental Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.07 Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.06;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

THIRD: The balance, if any, to the Person or Persons entitled thereto.

Section 5.08 Limitation on Suits by Holders. No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this First Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b) the Required Holders shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this First Supplemental Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this First Supplemental Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 5.09 Limits on Power of Trustee. The Trustee is not authorized to consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10 Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in the Initial Indenture or this First Supplemental Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein, with respect to such Security of the principal of and interest on such Security on Maturity (or, in the case of repurchase, on the date of repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.11 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Initial Indenture or this First Supplemental Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.12 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.05, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.13 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.14 Control by Holders. The Required Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(a) such direction shall not be in conflict with any rule of law or with the Initial Indenture or this First Supplemental Indenture,

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

Section 5.15 Waiver of Past Defaults. The Required Holders may, on behalf of the Holders of all of the Securities, waive any past defaults hereunder, except a default:

(a) in the payment of the principal of or interest on any Security; or

(b) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Security Outstanding.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Initial Indenture or this First Supplemental Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.16 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law, or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this First Supplemental Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

The Trustee

Section 6.01 Notices.

(a) If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Securities in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within five days after the occurrence thereof; provided, however, that, except in the case of a Default or an Event of Default in the payment of principal of or interest on any Securities, the Trustee may withhold the notice to the Holders of the Securities if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Securities.

(b) If the Trustee receives a notice from the Company pursuant to Section 302(b), 302(c), 302(d) or 303, the Trustee shall mail to each Holder of the Securities a copy of such notice or a summary of the terms of such notice within five Business Days after receiving such notice; provided, however, that the Trustee may withhold the notice to the Holders of the Securities if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Securities.

Section 6.02 Certain Rights and Obligations of Trustee. Subject to the provisions of TIA Sections 315(a) through 315(d):

(a) the duties of the Trustee shall be determined solely by the express provisions of this First Supplemental Indenture and the Trustee need perform only those duties that are specifically set forth in this First Supplemental Indenture and no others, and no implied covenants or obligations shall be read into this First Supplemental Indenture against the Trustee;

(b) if an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this First Supplemental Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(c) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this First Supplemental Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(d) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any Board Resolution may be sufficiently evidenced by a Board Resolution;

(e) whenever in the administration of this First Supplemental Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and/or an Opinion of Counsel;

(f) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this First Supplemental Indenture at the request or direction of any of the Holders pursuant to this First Supplemental Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

(h) In the absence of bad faith on its part, the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document furnished to the Trustee, other than to determine whether or not it conforms to the requirements of this First Supplemental Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(i) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(j) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this First Supplemental Indenture, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, in which case the Trustee may not be relieved from liability arising out of or relating to its negligent action, negligent failure to act, or willful misconduct; and

(k) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(l) Except with respect to Section 9.01(a) and 9.01(b), the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 9. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 9.01(a), 9.01(b), or 5.01(a) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(m) Delivery of reports, information and documents to the Trustee under Section 9.06 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.03 Trustee Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Securities and perform its obligations hereunder n. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.04 May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.05 Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company, as the case may be.

Section 6.06 Compensation and Reimbursement.

(a) The Company agrees:

(i) to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this First Supplemental Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of enforcing this First Supplemental Indenture against the Company (including this Section 6.06) and of defending itself against any claim (whether asserted by any Holder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(b) The obligations of the Company under this Section 6.06 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of the Initial Indenture and this First Supplemental Indenture and any termination under any bankruptcy law. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or interest on particular Securities.

(c) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

(d) The provisions of this Section shall survive the termination of this First Supplemental Indenture.

Section 6.07 Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.08 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.08.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.08 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, except when the Trustee’s duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

(ii) the Trustee shall cease to be eligible under Section 6.07 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section Section 1.05. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.09 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee’s rights as provided under the last sentence of Section 606. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

Section 6.10 Merger, Conversion, Consolidation or Succession to Trustee’s Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which the Initial Indenture and this First Supplemental Indenture provides that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

ARTICLE VII

[Reserved]

ARTICLE VIII

Supplemental Indentures

Section 8.01 Supplemental Indentures Without Consent of Holders. Without the consent of any of the Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amend the Securities, in form satisfactory to the Trustee, for any of the following purposes:

(a) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

(b) to provide for a successor Trustee in respect of the Securities; or

(c) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions in respect of matters or questions arising under this First Supplemental Indenture which shall not be inconsistent with the provisions of this First Supplemental Indenture; provided that such action pursuant to this clause (d) shall not adversely affect the interests of the Holders in any material respect; or

(d) to add any additional Events of Default for the benefit of the Holders; or

(e) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets; or

(f) to supplement any provision of this First Supplemental Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities; provided that such change or modification does not adversely affect the interests of the Holders; or

(g) to add or modify any other provision herein in respect of matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not reasonably be expected to adversely affect the interests of the Holders.

Section 8.02 Supplemental Indentures With Consent of Holders. With the consent of the Required Holders, by Act of said Required Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this First Supplemental Indenture or of modifying in any manner the rights of the Holders under this First Supplemental Indenture;

provided, however, that no such supplemental indenture shall, without the consent of each Holder of the Outstanding Securities affected thereby:

(a) reduce the rate of or extend the time for payment of Interest, if any, on the Security; or

(b) reduce the Principal Amount of, or extend the Stated Maturity of, any Security; or

(c) modify the provisions in respect of the right of Holders to cause the Company to repurchase Securities upon a Change of Control in a manner adverse to Holders; or

(d) make any Interest or Principal Amount on a Security payable in money other than that stated in the Security or other than in accordance with the provisions of this First Supplemental Indenture; or

(e) impair the right of any Holder to receive payment of the Principal Amount of or Interest, on a Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or in respect of such Holder’s Securities; or

(f) reduce the quorum or voting requirements under this First Supplemental Indenture; or

(g) change the ranking of the Securities in a manner adverse to the Holders; or

(h) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions; or

(i) reduce the percentage in Principal Amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this First Supplemental Indenture or certain defaults hereunder and their consequences) provided for in this First Supplemental Indenture; or

(j) modify any of the provisions of this Section 8.02 or Section 5.15, except to increase any such percentage or to provide that certain other provisions of this First Supplemental Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(k) modify the provisions of the Indenture in a manner adverse to the Holders in any material respect; or

(l) as otherwise provided in this First Supplemental Indenture.

It shall not be necessary for any Act of Required Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03 Waivers; Revocation and Effect of Consents and Waivers.

(a) Subject to Section 5.10, Section 5.15 and Section 8.02, each Holder, as to itself and the Required Holders, as to all Holders, as applicable, may waive compliance by the Company with any provision in this First Supplemental Indenture or the Securities. Upon the granting of any such waiver, the Trustee shall provide notice to all other Holders thereof.

(b) A consent to an amendment, supplement or a waiver by a Holder, as to itself and the Required Holders, as to all Holders, as applicable, shall bind such Holder and every subsequent Holder of such Security or portion of such Security, even if notation of the consent or waiver is not made on such Security; provided that a Holder or the Required Holders as applicable, may revoke the consent or waiver given pursuant to Section 8.03(a) above if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective pursuant to this Article VIII, it shall bind every Holder.

(c) No consideration shall be offered or paid to any Person to amend or consent to any amendment, supplement or waiver of, or relating to, any provision of this First Supplemental Indenture or the Securities unless the same consideration also is offered to all of the Holders.

Section 8.04 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this First Supplemental Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this First Supplemental Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 8.06 Notice of Supplemental Indentures. Promptly after the execution by the Company, the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, setting forth in general terms the substance of such supplemental indenture.

ARTICLE IX

Covenants

Section 9.01 Payments.

(a) On the date of the Stated Maturity, the Company shall pay to each Holder an amount in cash representing all outstanding Principal Amount and accrued and unpaid Interest. The initial maturity date shall be the earlier of (i) January 15, 2008, or (ii) seven (7) days immediately following the closing of the Current Offering, as may be extended at the option of each Holder or by action of the Required Holders (such date, the “Stated Maturity”). The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this First Supplemental Indenture.

(b) Any payments made or due pursuant to this First Supplemental Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this First Supplemental Indenture, cash sufficient to pay all such amounts then due. Payment of the Principal Amount and Interest on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(c) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this First Supplemental Indenture may be served, which shall initially be a trust office of the Trustee located at c/o U.S. Bank National Association, U.S. Bank National Association, 100 Wall Street, Suite 1600, EX-NY-WALL, New York, NY 10005, Attention Corporate Trust Administration- Neurobiological Technologies, Inc. The Company shall give prompt written notice to the Trustee of any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 9.02 Money for Security Payments to be Held in Trust.

(a) If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.02, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this First Supplemental Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability in respect of such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent in respect of such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 9.02 shall be held uninvested and without any liability for interest.

Section 9.03 Statement by Officers as to Default.

(a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the Company there is a Default or Event of Default and, if so, specifying all such Defaults and the nature and status thereof.

(b) The Company shall deliver to each of the Holders with a copy to the Trustee, as soon as possible and in any event within two (2) Business Days after the Company has actual knowledge of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default and the action which the Company is taking or proposes to take in respect thereof.

Section 9.04 Existence. The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 9.05 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to give effect to this First Supplemental Indenture.

Section 9.06 Reports and Delivery of Certain Information.

(a) The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission (whether or not the Company actually makes the filing with the Commission). The Company also shall comply with Trust Indenture Act Section 314(a), whether or not the Securities are governed by the Trust Indenture Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates). At any time when the Company is not subject to Section 13 of 15(d) of the Exchange Act, the Company shall furnish to the Trustee (i) quarterly financial statements within 45 days after the end of each Fiscal Quarter that are substantially equivalent to those the Company would be required to file with the Commission in a Quarterly Report on Form 10-Q, (ii) annual financial statements within 90 days after the end of each fiscal year that are substantially equivalent to those the Company would be required to file with the Commission in an Annual Report on Form 10-K, including a report thereon by the Company’s certified independent accountants, and (iii) accompanying each of the financial statements required by (i) and (ii) above, information substantially equivalent to that required by Regulation S-K Item 303, “Management Discussion and Analysis of Financial Condition and Results of Operations;” provided, that in each case the delivery of materials to the Trustee by electronic means shall be deemed “furnished” to the Trustee for purposes of this Section 9.06; provided, further, that the Company shall be deemed to have satisfied its obligations under each of (i), (ii) and (iii) above if it files such information with the Commission (if the Commission will accept such filing) or otherwise makes such financial statements and other information available on or through its web site.

(b) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued pursuant to the Securities Purchase Agreement, the Company will promptly furnish or cause to be furnished Rule 144A Information

(as defined below) and any reports required to be filed by them under the Exchange Act or the Securities Act to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) and Rule 144(c) under the Securities Act.

Section 9.07 Book-Entry System. Unless specified by the Company, the Securities shall not be held in book entry form.

Section 9.08 Rank. The Securities will constitute senior secured obligations of the Company ranking equally with other senior secured Indebtedness of the Company permitted hereunder and ranking senior in right of payment to any unsecured general obligations of the Company and any future Indebtedness of the Company.

Section 9.09 Incurrence of Indebtedness. So long as any Security is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness other than (a) the Indebtedness evidenced by the Securities and (b) Permitted Indebtedness.

Section 9.10 Existence of Liens. So long as any Security is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts, intellectual property and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”), other than Permitted Liens.

Section 9.11 Intellectual Property. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, to encumber or allow any Liens on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Liens.

Section 9.12 Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than any Security), whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing; provided that notwithstanding the foregoing, no principal (or any portion thereof) of any Permitted Indebtedness may be paid (whether upon maturity, redemption, acceleration or otherwise) so long as any Security remains unpaid in full.

Section 9.13 Restriction on Redemption and Cash Dividends. So long as any Security is outstanding, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Required Holders, except for repurchases of capital stock pursuant to arrangements entered into in connection with grants of equity compensation under any Approved Stock Plan.

Section 9.14 Compliance with Obligations. The Company shall comply with its obligations under the Securities and the Purchase Agreement.

Section 9.15 Compliance with Law. The Company shall, and shall cause each of its Subsidiaries to, comply with law and duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

Section 9.16 Transactions with Affiliates. The Company shall not, and shall not permit its Subsidiaries to, engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $50,000, other than (i) for payment of reasonable salary for services actually rendered, as approved by the Board of Directors of the Company as fair in all respects to the Company, and (ii) reimbursement for expenses incurred on behalf of the Company.

Section 9.17 Subsidiaries. The Company shall not, and shall not permit any Subsidiary to, (i) form or create any subsidiary become a partner in any partnership or joint venture, or make any acquisition of any interest in any Person or acquire substantially all of the assets of any Person, (ii) transfer, assign, pledge, issue or otherwise permit any equity or other ownership interests in the Subsidiaries to be beneficially owned or held by any person other than the Company or (iii) cause or permit to exist any material assets in NTI – Empire or its subsidiaries or any other Subsidiary.

Section 9.18 Sales of Assets; Merger. The Company shall not, and shall not permit any Subsidiary to, (i) merge or consolidate or sell or dispose of all its assets or any substantial portion thereof or (ii) in any way or manner alter its organizational structure or effect a change of entity.

Section 9.19 Taxes. The Company shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and the Subsidiaries, except for such failures to pay that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on the Company or its Subsidiaries, taken as a whole; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiaries shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and such Subsidiaries will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

Section 9.20 Investment Company. The Company shall conduct its businesses in a manner so that it will not become subject to the Investment Company Act of 1940, as amended;

Section 9.21 Good Repair. The Company shall, and shall cause its Subsidiaries to, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto;

Section 9.22 Insider Debt. The Company shall not, and shall not permit any Subsidiary to, make any payment on any indebtedness owed to officers, directors or Affiliates (other than as permitted pursuant to Section 9.16 hereof).

Section 9.23 Investments. The Company shall not, and shall not permit any Subsidiary to, make or suffer to exist any Investments or commitments therefor, other than in the ordinary course of its business.

Section 9.24 Article IV of Initial Indenture. The provisions of this Article IX shall supercede and replace in their entirety the provisions of Article IV of the Initial Indenture.

ARTICLE X

Miscellaneous

Section 10.01 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this First Supplemental Indenture shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of San Francisco, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this First Supplemental Indenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS INDENTURE.

Section 10.02 Counterparts. This First Supplemental Indenture may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

Section 10.03 Effect of Headings and Table of Contents. The Article and Section headings in this First Supplemental Indenture and the Table of Contents of this First Supplemental Indenture are for convenience only and shall not form part of, or affect the interpretation or the construction of this First Supplemental Indenture. All Article and Section references are to Articles and Sections, respectively, of this First Supplemental Indenture unless otherwise expressly stated.

Section 10.04 Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 10.05 Severability. In the event that any provision of this First Supplemental Indenture is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this First Supplemental Indenture.

Section 10.06 Benefits of Indenture. Nothing in this First Supplemental Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

Section 10.07 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this First Supplemental Indenture and consummate the terms of this First Supplemental Indenture.

Section 10.08 No Strict Construction. The language used in this First Supplemental Indenture will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 10.09 Failure or Indulgence Not Waiver. No failure or delay on the part of any Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 10.10 Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this First Supplemental Indenture shall be cumulative and in addition to all other remedies available under this First Supplemental Indenture and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this First Supplemental Indenture. Amounts set forth or provided for herein with respect to payments shall be the amounts to be received by the Holders and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 10.11 Payment of Collection, Enforcement and Other Costs. If, subject to the terms of this First Supplemental Indenture, (a) any Security is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or any Holder otherwise takes action to collect amounts due under the Securities or to enforce the provisions of this First Supplemental Indenture or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this First Supplemental Indenture, then the Company shall pay the actual costs incurred by the Holders for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, financial advisory fees and reasonable attorneys’ fees and disbursements.

Section 10.12 Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this First Supplemental Indenture, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information, relating to the Company or its Subsidiaries, the Company shall indicate in writing to each of the Holders and the Trustee contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders and the Trustee shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

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[Signature Page to First Supplemental Indenture Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/s/ Craig W. Carlson
Name: Craig W. Carlson Title: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch Title: Vice President